EXHIBIT 10.3

AMENDMENT TO SEVERANCE BENEFITS AGREEMENT

This Amendment to Severance Benefits Agreement (this “Amendment”) by and between [NAME] (“Executive”), Leap Wireless International, Inc., a Delaware corporation (“Leap”), and Cricket Communications, Inc., a Delaware corporation (“Cricket”) (individually, a “Party” and collectively, the “Parties”) is made and entered into effective as of _____, 2013 (the “Effective Date”). Leap and Cricket are hereinafter collectively referred to as the “Companies.”
WHEREAS, Executive is an executive officer of Leap and is presently employed by Cricket;
WHEREAS, the Parties have entered into a Severance Benefits Agreement, dated as of [DATE] (the “Severance Benefits Agreement”) (capitalized terms used but not defined herein shall have the respective meanings given such terms in the Severance Benefits Agreement), which is terminating, effective December 31, 2013; and
WHEREAS, the Parties desire to amend the Severance Benefit Agreement as provided for herein.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each Party hereto, the Parties hereby agree as follows:
1.The following new Section 2(b)(vi) is hereby added to the Agreement:
“(vi)    Executive's material failure to adequately perform to the expectations of his or her role with Cricket (or any parent or subsidiary of Cricket or any successor thereto), with such determination to be made by Leap's Chief Executive Officer in his or her discretion, after a written notice is delivered to Executive describing Executive's failure to adequately perform and Executive is afforded a period of at least thirty (30) days to correct the neglect or failure to perform and fails to do so within such period; provided, however, that the foregoing occurrence shall not constitute “Cause” (i) during the one-year period immediately following the appointment of a new Chief Executive Officer of Leap or (ii) following the entry into an agreement that would result in a Change in Control."
2.This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument.
3.In the event of any conflict between the terms of this Amendment and the terms of the Severance Benefits Agreement, the terms of this Amendment shall take precedence. Except as expressly modified hereby, the Severance Benefits Agreement shall remain in full force and effect until its termination on December 31, 2013.

IN WITNESS WHEREOF, the Parties have signed their names as of the day and year first above written.
LEAP WIRELESS INTERNATIONAL, INC.

By:
Name:
Title:

CRICKET COMMUNICATIONS, INC.

By:
Name:
Title:

EXECUTIVE

[NAME]